Exhibit 99.1

INVENSENSE ANNOUNCES THIRD QUARTER FISCAL YEAR 2014 RESULTS

•	Third Quarter Fiscal 2014 Net Revenues: $66.7 Million

•	Third Quarter Fiscal 2014 Diluted Earnings Per Share: $0.00 GAAP and $0.15 Non-GAAP

SAN JOSE, California, January 29, 2014 – InvenSense, Inc. (NYSE: INVN), a leading provider of MotionTracking™ sensor system on chip (SoC) and Sound devices, today announced its third quarter fiscal year 2014 results.

Net revenue for the third fiscal quarter of 2014 was $66.7 million, up from $58.9 million for the third fiscal quarter of 2013. Net revenue for the first nine months of 2014 was $193.5 million, up from $153.4 million for the first nine months of 2013.

Net loss for the third fiscal quarter of 2014 was $0.2 million, compared to net income of $16.8 million for the third fiscal quarter of 2013. Net income for the first nine months of 2014 was $23.8 million, down from $38.1 million for the first nine months of 2013.

Diluted earnings per share for the third fiscal quarter of 2014 was $0.00, compared to $0.19 for the third fiscal quarter of 2013. Diluted earnings per share for the first nine months of 2014 was $0.27, down from $0.44 for the first nine months of 2013.

InvenSense ended the third fiscal quarter of 2014 with $266.3 million in cash, cash equivalents and investments, compared to $200.3 million at the end of fiscal year 2013.

Management believes that certain other financial information is useful when evaluating business results and provides supplemental information on a non-GAAP (generally accepted accounting principles) basis. Non-GAAP net income for the third fiscal quarter of 2014 was $13.3 million, or $0.15 per diluted share. This compares to non-GAAP net income of $16.9 million, or $0.19 per diluted share for the third fiscal quarter of 2013. Non-GAAP adjustments for the third fiscal quarter of 2014, net of tax, totaling $13.4 million, include $4.4 million of stock-based compensation expense, $0.8 million of income tax – discrete cumulative benefit, and $3.8 million of patent litigation legal expenses, $0.7 million of accretion interest expense on convertible notes, $1.3 million, amortization of acquired inventory fair value write-up and $ 0.8 million amortization of acquisition intangibles in connection with the company’s recently announced acquisition of the microphone business line of Analog Devices, Inc, as well as $1.7 million of expenses related to the acquisition. Non-GAAP net income for the first nine months of 2014 was $45.9 million, or $0.51 per diluted share. This compares to non-GAAP net income of $41.1 million, or $0.47 per diluted share for the first nine months of 2013. Non-GAAP adjustments for the first nine months of 2014, net of tax, totaling $22.2 million, included; $9.5 million of stock-based compensation expense, $0.4 million of income tax – discrete cumulative benefit, and $7.8 million of patent litigation legal expense, $0.7 million of accretion interest expense on convertible notes, $1.3 million amortization of acquired inventory fair value write-up, $0.8 million amortization of acquisition intangibles in connection with the company’s recently announced acquisition of the microphone business line of Analog Devices, Inc., as well as $1.7 million of expenses related to the acquisition. The reconciliation between GAAP and non-GAAP net income for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Income below.

Management Qualitative Comments

“In the third quarter, expected weakness in our gaming business was partially offset by continued market share gain at our top mobile customers and growth in emerging markets, such as China,” said Behrooz Abdi, President and CEO. “We continued to observe strength in unit volumes of our 6-axis motion tracking solutions and our 2-axis OIS products. The growing worldwide adoption of motion sensor technology, coupled with new and incremental customer opportunities position us well for growth in the coming quarters. Further our acquisition of ADI in the third quarter increases our total addressable content in mobile and wearable devices, and also provides exposure to additional markets, such as industrial and automotive. We view audio as a strategically important sensor technology, complimenting motion in enabling a more intuitive interaction with mobile and other devices.”

Third Quarter Fiscal Year 2014 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Standard Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (800) 638-4817 ten minutes prior to the start of the call, using the passcode 82396285. International callers, please dial (617) 614-3943. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286-8010 and enter passcode 11064532. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, net of tax, stock-based compensation expense, income tax – discrete cumulative benefit, patent litigation legal expense, net, business acquisition costs, amortization of fair value write-up of acquired inventory, amortization of acquisition-related intangible assets and other non-GAAP financial adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in InvenSense’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity across all of our multi-axis products , the differentiation of our products from those of our competitors, the emergence of new opportunities for our products in the mobile and imaging markets that focus on accuracy and performance, the suitability of our products for these opportunities and our ability to capitalize on then. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (NYSE: INVN) is a leading provider of MotionTracking™ sensor system on chip (SoC) and Sound solutions for consumer electronic devices. The company’s patented InvenSense Fabrication Platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in consumer electronic products including smartphones, tablets, wearables, gaming devices, optical image stabilization, and remote controls for Smart TVs. The company’s MotionTracking products are also being integrated into a number of industrial applications. InvenSense is headquartered in San Jose, California and has offices in China, Taiwan, Korea, Japan, Slovakia, and Wilmington, MA. More information can be found at www.invensense.com.

©2014 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

ir@invensense.com

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Net revenue	$66,684	$58,929	$193,534	$153,424
Cost of revenue	35,094	27,723	96,050	70,284

Gross profit	31,590	31,206	97,484	83,140
Operating expenses:
Research and development	14,522	6,712	32,446	18,285
Selling, general and administrative	15,663	8,428	36,243	21,887

Total operating expenses	30,185	15,140	68,689	40,172

Income from operations	1,405	16,066	28,795	42,968
Other income (expense), net	(1,683)	98	(1,390)	188

Income (loss) before income taxes	(278)	16,164	27,405	43,156
Income tax expense (benefit)	(99)	(654)	3,654	5,023

Net income (loss)	$(179)	$16,818	$23,751	$38,133

Net income per share:
Basic	$0.00	$0.20	$0.28	$0.46

Diluted	$0.00	$0.19	$0.27	$0.44

Weighted average shares outstanding used in computing net income per share:
Basic	87,047	83,218	86,145	82,280

Diluted	90,340	87,350	89,364	87,232

INVENSENSE, INC.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
GAAP net income (loss)	$(179)	$16,818	$23,751	$38,133
Items reconciling GAAP net income (loss) to non-GAAP net income, net of tax;
Stock-based compensation expense	4,370	2,050	9,486	4,384
Executive separation costs	—	930	—	930
Income tax – discrete and other benefits, net	769	(2,930)	394	(2,391)
Patent litigation legal expense, net	3,827	—	7,761	—
Convertible note accretion interest expense	694	—	694	—
Amortization of fair value write-up of acquired inventory	1,283	—	1,283	—
Amortization of acquisition-related intangible assets	829	—	829	—
Acquisition expenses	1,669	—	1,744	—

Non-GAAP net income	$13,262	$16,868	$45,942	$41,056

Basic	$0.15	$0.20	$0.53	$0.50

Diluted	$0.15	$0.19	$0.51	$0.47

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	December 29, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$41,127	$100,843
Short-term investments	55,056	77,040
Accounts receivable	34,779	30,098
Inventories	58,512	23,762
Prepaid expenses and other current assets	17,229	13,302

Total current assets	206,703	245,045
Property and equipment, net	23,655	8,650
Intangible assets, net	36,598	—
Goodwill	51,098	—
Long-term investments	170,100	22,442
Other assets	5,040	2,957

Total assets	$493,194	$279,094

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,476	$14,464
Accrued liabilities	15,224	7,753

Total current liabilities	26,700	22,217
Long-term debt	133,810	—
Other long-term liabilities	11,279	6,930

Total liabilities	171,789	29,147

Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at December 29, 2013 and March 31, 2013	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 87,531 shares issued and outstanding at December 29, 2013, 84,980 shares issued and outstanding at March 31, 2013	206,000	158,108
Accumulated other comprehensive income (loss)	(135)	50
Retained earnings	115,540	91,789

Total stockholders’ equity	321,405	249,947

Total liabilities and stockholders’ equity	$493,194	$279,094

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months Ended
	December 29, 2013	December 30, 2012
Cash flows from operating activities:
Net income	$23,751	$38,133
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,762	1,480
Stock-based compensation expense	10,896	6,449
Deferred income tax assets	1	114
Tax effect of employee benefit plans	4,184	3,818
Excess tax benefit from stock-based compensation	(4,184)	(3,818)
Non-cash interest expense	1,069	—
Changes in operating assets and liabilities:
Accounts receivable	(4,681)	(12,593)
Inventories	(29,643)	(6,560)
Prepaid expenses and other current assets	(1,666)	(3,911)
Other assets	(1,401)	1,871
Accounts payable	(2,341)	2,933
Accrued liabilities	11,093	3,391

Net cash provided by operating activities	10,840	31,307

Cash flows from investing activities:
Acquisition of a business	(99,324)	—
Purchase of property and equipment	(14,682)	(4,071)
Sale and maturities of available-for-sale investments	63,145	10,509
Purchase of available-for-sale investments	(189,106)	(104,820)

Net cash used in investing activities	(239,967)	(98,382)

Cash flows from financing activities:
Proceeds from debt issuances	169,750	—
Payment for purchase option	(39,118)	—
Proceeds from exercise of warrants	—	81
Proceeds from exercise of common stock	9,983	4,064
Proceeds from call option	25,643	—
Offering costs	—	(471)
Payments of long-term debt and capital lease obligations	(8)	(21)
Repurchases of restricted stock for taxes	(1,023)	—
Excess tax benefit from stock-based compensation	4,184	3,818

Net cash provided by financing activities	169,411	7,471

Net decrease in cash and cash equivalents	(59,716)	(59,604)
Cash and cash equivalents:
Beginning of period	$100,843	$153,643

End of period	$41,127	$94,039

Supplemental disclosures of cash flow information:
Net cash paid for income taxes	$166	$31

Noncash investing and financing activities:
Unpaid purchases of property and equipment	$1,444	$371

Unrealized gain from available-for-sale investments	$260	$62

Non-cash warrant exercises	$90	$70

Unpaid debt issuance cost	$491	—

Proceeds from exercise of common stock not received	$43	—